Exhibit 99.1
FOR IMMEDIATE RELEASE

Quad/Graphics Reports Second Quarter and Year-to-Date Results

Company Updates Full-Year 2016 Guidance Based on Improved Earnings and Cash Flow

•	Recorded second quarter net sales of $1.0 billion and a GAAP net loss of $8 million which represents a $37 million, or 83% improvement in earnings from 2015.

•	Increased second quarter Adjusted EBITDA of $98 million by $6 million, or 7%, over 2015.

•	Increased year-to-date GAAP cash flow from operations by $96 million to $220 million, and increased Free Cash Flow by $139 million to $179 million.

•	Reduced debt by $153 million, or 11% through six months of 2016, and Debt Leverage Ratio reduced to 2.43x as of June 30, 2016, within the Company's long-term targeted leverage range of 2.0x - 2.5x.

•	Increases full-year 2016 guidance for Adjusted EBITDA to a range of $460 million to $500 million, and Free Cash Flow to a range of $230 million to $270 million.

•	Declares quarterly dividend of $0.30 per share.

SUSSEX, WI, August 1, 2016 — Quad/Graphics, Inc. (NYSE: QUAD) ("Quad/Graphics" or the "Company") today reported results for its second quarter ending June 30, 2016.

"We are very pleased with our second quarter 2016 results, which reflect our ongoing, focused efforts to improve manufacturing productivity and sustainably reduce costs," said Joel Quadracci, Quad/Graphics Chairman, President & Chief Executive Officer. "We surpassed our expectations for both earnings and cash flow, which further strengthens our balance sheet and supports our sustainable dividend policy. As always, we remain committed to being the industry's high-quality, low-cost producer while delivering an exceptional client experience."

Quadracci continued: "As we enter our 45th year, Quad continues to transform as a company at this critical time in the printing industry. We are delivering innovative solutions that help our clients improve both the efficiency and effectiveness of their media spend across multiple channels. Last month, we made a minority investment in Rise Interactive, a digital marketing agency with whom we have a well-established relationship. Through this partnership, we help clients use robust data analytics to deliver and measure highly relevant campaigns at scale to consumers across traditional and digital channels. This addresses an important need for today's marketers and publishers who acknowledge the difficulty of coordinating content efficiently and effectively across channels, and are looking for an integrated solution from a trusted partner."

Net sales for the second quarter 2016 were $1.0 billion, a 3% decrease from second quarter 2015 due to ongoing industry volume and pricing pressures. Despite lower sales, the $8 million second quarter GAAP net loss represented a $37 million, or 83%, improvement in earnings versus 2015 due to better operating performance from ongoing improvements in manufacturing productivity and labor management, sustainable cost reductions and lower restructuring and non-cash impairment charges. Second quarter Adjusted EBITDA increased $6 million to $98 million compared to $92 million in 2015, and Adjusted EBITDA margin improved to 9.5% compared to 8.7% last year. The increase in Adjusted EBITDA and Adjusted EBITDA margins primarily reflect enhanced operational efficiency and sustainable cost reductions.

Net sales for the six months ended June 30, 2016 were $2.1 billion, a 3% decrease from the first six months of 2015. Year-to-date GAAP net loss was $4 million, a $76 million, or 95%, improvement versus an $80 million net loss in 2015. Year-to-date Adjusted EBITDA increased $23 million to $218 million as compared to $195 million in 2015, and Adjusted EBITDA margin improved to 10.5% as compared to 9.1%. These year-to-date financial trends are consistent with the explanations provided for the second quarter.

GAAP net cash provided by operating activities was $220 million for the first six months of 2016, an increase of $96 million, or 78%, over 2015. Correspondingly, Free Cash Flow was $179 million, an increase of $139 million over 2015, which was a 350% improvement. These improvements are due to the beneficial impacts from ongoing improvements in working capital levels, lower ongoing capital expenditures needs and increased earnings.

Outlook

The Company updated its full-year 2016 guidance for net sales, Adjusted EBITDA and Free Cash Flow as follows:

U.S. $	Previous 2016 Guidance	Updated 2016 Guidance
Net Sales	$4.4 billion to $4.6 billion	$4.35 billion to $4.45 billion
Adjusted EBITDA (Non-GAAP)*	$420 million to $460 million	$460 million to $500 million
Free Cash Flow (Non-GAAP)*	$190 million to $230 million	$230 million to $270 million
*Definitions of Non-GAAP financial measures, as well as reconciliations of these measures to the most directly comparable GAAP measures, are contained in this news release.

"The operational efficiency and cost reduction momentum established during the first half of the year is driving stronger earnings and cash flow results and, therefore, we are increasing our guidance for Adjusted EBITDA and Free Cash Flow each by $40 million at the midpoint of their respective ranges," said Dave Honan, Executive Vice President & Chief Financial Officer. "Our strong cash flow generation continues to be the foundation of our disciplined capital deployment strategy and has resulted in a $323 million, or a 21%, reduction in debt since peak debt levels at September 30, 2015. The debt reduction combined with increased earnings have resulted in a significant decrease in our debt leverage ratio to 2.43x, well within our stated long-term targeted leverage range of 2.0x to 2.5x. We are also committed to our annual dividend of $1.20 per share, which represents less than 25% of Free Cash Flow at the midpoint of our revised guidance range."

Quad/Graphics' next quarterly dividend of $0.30 per share will be payable on September 9, 2016, to shareholders of record as of August 29, 2016.

Quarterly Conference Call

Quad/Graphics (NYSE: QUAD) will hold a conference call at 10 a.m. ET / 9 a.m. CT on Tuesday, August 2, to discuss second quarter and year-to-date June 2016 results. The call will be hosted by Joel Quadracci, Quad/Graphics Chairman, President & Chief Executive Officer, and Dave Honan, Quad/Graphics Executive Vice President & Chief Financial Officer. The full earnings release and slide presentation will be concurrently available on the Investors section of Quad/Graphics' website at http://investors.qg.com.

Participants can pre-register for the webcast by navigating to http://dpregister.com/10089035. Participants will be given a unique PIN to gain immediate access to the call on August 2, bypassing the live operator. Participants may pre-register at any time, including up to and after the call start time.

Alternatively, participants without internet access may dial in on the day of the call as follows:

•	U.S. Toll-Free: 1-877-328-5508

•	International Toll: 1-412-317-5424

Telephone playback will be available shortly after the conference call ends, accessible as follows:

•	U.S. Toll-Free: 1-877-344-7529

•	International Toll: 1-412-317-0088

•	Replay Access Code: 10089035

The playback will be available until September 5, 2016.

Forward-Looking Statements

This press release contains certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements regarding, among other things, our current expectations about the Company's future results, financial condition, revenue, earnings, free cash flow, margins, objectives, goals, strategies, beliefs, intentions, plans, estimates, prospects, projections and outlook of the Company and can generally be identified by the use of words or phrases such as "may," "will," "expect," "intend," "estimate," "anticipate," "plan," "foresee," "project," "believe," "continue" or the negatives of these terms, variations on them and other similar expressions. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause actual results to be materially different from those expressed in or implied by such forward-looking statements. Forward-looking statements are based largely on the Company's expectations and judgments and are subject to a number of risks and uncertainties, many of which are unforeseeable and beyond our control.

The factors that could cause actual results to materially differ include, among others: the impact of decreasing demand for printed materials and significant overcapacity in the highly competitive commercial printing industry creates downward pricing pressures; the inability of the Company to reduce costs and improve operating efficiency rapidly enough to meet market conditions; the impact of electronic media and similar technological changes including digital substitution by consumers; the impact of changing future economic conditions; the impact of the various covenants in the Company's debt facilities that impose restrictions may affect the Company's ability to operate its business; the failure of clients to perform under contracts or to renew contracts with clients on favorable terms or at all; the impact of fluctuations in costs (including labor and labor-related costs, energy costs, freight rates and raw materials) and the impact of fluctuations in the availability of raw materials; the impact of changes in postal rates, service levels or regulations; the failure to successfully identify, manage, complete and integrate acquisitions and investments; the impact of increased business complexity as a result of the Company's entry into additional markets; the impact of risks associated with the operations outside of the United States, including costs incurred or reputational damage suffered due to improper conduct of its employees, contractors or agents; the impact of regulatory matters and legislative developments or changes in laws, including changes in cyber-security, privacy and environmental laws; the impact of an other than temporary decline in operating results and enterprise value that could lead to non-cash impairment charges due to the impairment of property, plant and equipment and other intangible assets; the impact on the holders of Quad/Graphics class A common stock of a limited active market for such shares and the inability to independently elect directors or control decisions due to the voting power of the class B common stock; significant capital expenditures may be needed to maintain the Company's platform and processes and to remain technologically and economically competitive; and the other risk factors identified in the Company's most recent Annual Report on Form 10-K, as such may be amended or supplemented by subsequent Quarterly Reports on Form 10-Q or other reports filed with the Securities and Exchange Commission.

Except to the extent required by the federal securities laws, the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

This press release contains financial measures not prepared in accordance with generally accepted accounting principles (referred to as Non-GAAP), specifically Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow and Debt Leverage Ratio. Adjusted EBITDA is defined as net earnings (loss) plus interest expense, income tax expense (if applicable), depreciation and amortization, restructuring, impairment and transaction-related charges, non-cash goodwill impairment charges, and equity in loss of unconsolidated entities, and less gain on debt extinguishment and income tax benefit (if applicable). Adjusted EBITDA Margin is defined as Adjusted EBITDA divided by net sales. Free Cash Flow is defined as net cash provided by operating activities less purchases of property, plant and equipment. Debt Leverage Ratio is defined as total debt and capital lease obligations divided by the last twelve months of Adjusted EBITDA.

The Company believes that these Non-GAAP measures, when presented in conjunction with comparable GAAP measures, provide additional information for evaluating Quad/Graphics' performance and are important measures by which Quad/Graphics' management assesses the profitability and liquidity of its business. These Non-GAAP measures should be considered in addition to, not as a substitute for or superior to, net earnings (loss) as a measure of operating performance or to cash flows provided by operating activities as a measure of liquidity. These Non-GAAP measures may be different than Non-GAAP financial measures used by other companies. Reconciliation to the GAAP equivalent of these Non-GAAP measures are contained in tabular form on the attached unaudited financial statements.

About Quad/Graphics

At the forefront of innovation for 45 years, Quad/Graphics (NYSE: QUAD) is a leading print and marketing services provider focused on helping brand owners market their products, services and content more efficiently and effectively across media channels. With a consultative approach, worldwide capabilities, leading-edge technology and single-source simplicity, Quad/Graphics has the resources and knowledge to help a wide variety of clients in distinct vertical industries, including but not limited to retail, publishing, healthcare, insurance and financial. The Company helps its clients perform better in today's rapidly changing world through the integration of print products with complementary services to improve efficiencies, reduce costs, create engagement, lift response and increase revenue. Quad/Graphics provides a diverse range of print and related products, services and solutions from multiple locations throughout North America, South America and Europe, and strategic partnerships in Asia and other parts of the world.

Investor Relations Contact:
Kyle Egan
Manager of Treasury and Investor Relations, Quad/Graphics
414-566-2482
Kyle.Egan@qg.com

Media Contact:
Claire Ho
Director of Corporate Communications, Quad/Graphics
414-566-2955
Claire.Ho@qg.com

QUAD/GRAPHICS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
For the Three Months Ended June 30, 2016 and 2015
(in millions, except per share data)
(UNAUDITED)

	Three Months Ended June 30,
	2016	2015
Net sales	$1,032.3	$1,060.0

Cost of sales	821.0	857.7
Selling, general and administrative expenses	113.0	110.4
Depreciation and amortization	77.6	83.4
Restructuring, impairment and transaction-related charges	7.4	34.3
Total operating expenses	1,019.0	1,085.8

Operating income (loss)	$13.3	$(25.8)

Interest expense	18.6	21.6

Loss before income taxes and equity in loss of unconsolidated entities	(5.3)	(47.4)

Income tax expense (benefit)	1.0	(3.8)

Loss before equity in loss of unconsolidated entities	(6.3)	(43.6)

Equity in loss of unconsolidated entities	1.4	1.5

Net loss	$(7.7)	$(45.1)

Loss per share
Basic and diluted	$(0.16)	$(0.94)

Weighted average number of common shares outstanding
Basic and diluted	47.4	47.9

QUAD/GRAPHICS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
For the Six Months Ended June 30, 2016 and 2015
(in millions, except per share data)
(UNAUDITED)

	Six Months Ended June 30,
	2016	2015
Net sales	$2,074.8	$2,148.0

Cost of sales	1,624.5	1,733.1
Selling, general and administrative expenses	232.0	220.1
Depreciation and amortization	155.7	164.7
Restructuring, impairment and transaction-related charges	36.3	44.4
Goodwill impairment	—	23.3
Total operating expenses	2,048.5	2,185.6

Operating income (loss)	$26.3	$(37.6)

Interest expense	39.3	44.1
Gain on debt extinguishment	(14.1)	—

Earnings (loss) before income taxes and equity in loss of unconsolidated entities	1.1	(81.7)

Income tax expense (benefit)	2.7	(4.8)

Loss before equity in loss of unconsolidated entities	(1.6)	(76.9)

Equity in loss of unconsolidated entities	2.3	3.4

Net loss	$(3.9)	$(80.3)

Loss per share
Basic and diluted	$(0.08)	$(1.68)

Weighted average number of common shares outstanding
Basic and diluted	47.5	47.8

QUAD/GRAPHICS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
As of June 30, 2016 and December 31, 2015
(in millions)
(UNAUDITED)

	June 30, 2016	December 31, 2015
ASSETS
Cash and cash equivalents	$8.7	$10.8
Receivables, less allowances for doubtful accounts	524.3	648.7
Inventories	269.9	280.1
Prepaid expenses and other current assets	45.0	38.2
Restricted cash	14.6	13.5
Total current assets	862.5	991.3

Property, plant and equipment—net	1,575.0	1,675.8
Other intangible assets—net	69.7	110.5
Equity method investments in unconsolidated entities	2.8	4.4
Other long-term assets	73.3	65.5
Total assets	$2,583.3	$2,847.5

LIABILITIES AND SHAREHOLDERS' EQUITY
Accounts payable	$320.1	$358.8
Amounts owing in satisfaction of bankruptcy claims	2.4	1.4
Accrued liabilities	320.2	347.5
Short-term debt and current portion of long-term debt	85.8	94.6
Current portion of capital lease obligations	5.4	5.1
Total current liabilities	733.9	807.4

Long-term debt	1,096.6	1,239.9
Unsecured notes to be issued	6.9	7.1
Capital lease obligations	8.1	9.7
Deferred income taxes	58.1	59.0
Other long-term liabilities	284.3	300.5
Total liabilities	2,187.9	2,423.6

Shareholders' equity
Preferred stock	—	—
Common stock	1.4	1.4
Additional paid-in capital	917.4	956.7
Treasury stock, at cost	(154.6)	(193.6)
Accumulated deficit	(223.4)	(188.1)
Accumulated other comprehensive loss	(145.4)	(152.5)
Total shareholders' equity	395.4	423.9
Total liabilities and shareholders' equity	$2,583.3	$2,847.5

QUAD/GRAPHICS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
For the Six Months Ended June 30, 2016 and 2015
(in millions)
(UNAUDITED)

	Six Months Ended June 30,
	2016	2015
OPERATING ACTIVITIES
Net loss	$(3.9)	$(80.3)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	155.7	164.7
Impairment charges	16.8	24.1
Goodwill impairment	—	23.3
Gain on debt extinguishment	(14.1)	—
Stock-based compensation	8.2	5.9
Gain on sale or disposal of property, plant and equipment	(6.3)	(0.3)
Deferred income taxes	(1.5)	(10.1)
Other non-cash adjustments to net loss	4.5	5.6
Changes in operating assets and liabilities—net of acquisitions	60.2	(9.5)
Net cash provided by operating activities	219.6	123.4

INVESTING ACTIVITIES
Purchases of property, plant and equipment	(40.6)	(83.3)
Cost investment in unconsolidated entities	(9.9)	(1.2)
Proceeds from the sale of property, plant and equipment	10.8	2.5
Proceeds from the sale of investments	—	3.5
Transfers from restricted cash	—	0.5
Acquisition of businesses—net of cash acquired	(0.9)	(79.9)
Net cash used in investing activities	(40.6)	(157.9)

FINANCING ACTIVITIES
Proceeds from issuance of long-term debt	19.7	—
Payments of long-term debt	(148.6)	(44.6)
Payments of capital lease obligations	(2.6)	(2.4)
Borrowings on revolving credit facilities	488.3	793.2
Payments on revolving credit facilities	(499.1)	(678.5)
Payments of debt financing fees	(0.1)	—
Bankruptcy claim payments on unsecured notes to be issued	(0.2)	(0.1)
Purchases of treasury stock	(8.8)	—
Sale of stock for options exercised	1.7	2.2
Shares withheld from employees for the tax obligations paid on equity grants	(1.4)	(1.6)
Tax benefit on equity award activity	—	1.6
Payment of cash dividends	(29.5)	(30.1)
Net cash provided by (used in) financing activities	(180.6)	39.7

Effect of exchange rates on cash and cash equivalents	(0.5)	(1.2)
Net increase (decrease) in cash and cash equivalents	(2.1)	4.0
Cash and cash equivalents at beginning of period	10.8	9.6
Cash and cash equivalents at end of period	$8.7	$13.6

QUAD/GRAPHICS, INC.
SEGMENT FINANCIAL INFORMATION
For the Three and Six Months Ended June 30, 2016 and 2015
(in millions)
(UNAUDITED)

	Net Sales	Operating Income (Loss)	Restructuring, Impairment and Transaction-Related Charges (1)	Goodwill Impairment (1)
Three months ended June 30, 2016
United States Print and Related Services	$926.9	$29.5	$4.3	$—
International	105.4	(1.4)	1.7	—
Total operating segments	1,032.3	28.1	6.0	—
Corporate	—	(14.8)	1.4	—
Total	$1,032.3	$13.3	$7.4	$—

Three months ended June 30, 2015
United States Print and Related Services	$968.9	$12.6	$8.1	$—
International	91.1	(27.9)	24.5	—
Total operating segments	1,060.0	(15.3)	32.6	—
Corporate	—	(10.5)	1.7	—
Total	$1,060.0	$(25.8)	$34.3	$—

Six months ended June 30, 2016
United States Print and Related Services	$1,877.4	$56.0	$31.6	$—
International	197.4	2.0	2.0	—
Total operating segments	2,074.8	58.0	33.6	—
Corporate	—	(31.7)	2.7	—
Total	$2,074.8	$26.3	$36.3	$—

Six months ended June 30, 2015
United States Print and Related Services	$1,960.3	$30.3	$22.7	$—
International	187.7	(55.4)	27.4	23.3
Total operating segments	2,148.0	(25.1)	50.1	23.3
Corporate	—	(12.5)	(5.7)	—
Total	$2,148.0	$(37.6)	$44.4	$23.3
______________________________

(1)	Restructuring, impairment and transaction-related charges and non-cash goodwill impairment charges are included within operating income (loss).

QUAD/GRAPHICS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
EBITDA, EBITDA MARGIN, ADJUSTED EBITDA AND ADJUSTED EBITDA MARGIN
For the Three Months Ended June 30, 2016 and 2015
(in millions, except margin data)
(UNAUDITED)

	Three Months Ended June 30,
	2016	2015
Net loss	$(7.7)	$(45.1)
Interest expense	18.6	21.6
Income tax expense (benefit)	1.0	(3.8)
Depreciation and amortization	77.6	83.4
EBITDA (Non-GAAP)	$89.5	$56.1
EBITDA Margin (Non-GAAP)	8.7%	5.3%

Restructuring, impairment and transaction-related charges (1)	7.4	34.3
Equity in loss of unconsolidated entities (2)	1.4	1.5
Adjusted EBITDA (Non-GAAP)	$98.3	$91.9
Adjusted EBITDA Margin (Non-GAAP)	9.5%	8.7%
______________________________

(1)	Operating results for the three months ended June 30, 2016 and 2015, were affected by the following restructuring, impairment and transaction-related charges:

	Three Months Ended June 30,
	2016	2015
Employee termination charges (a)	$1.7	$7.4
Impairment charges (b)	0.1	17.8
Transaction-related charges (c)	0.9	1.0
Integration costs (d)	—	2.0
Other restructuring charges (e)	4.7	6.1
Restructuring, impairment and transaction-related charges	$7.4	$34.3
______________________________

(a)	Employee termination charges were related to workforce reductions through facility consolidations and involuntary separation programs.

(b)
Impairment charges were primarily for certain property, plant and equipment no longer being utilized in production as a result of facility consolidations, as well as the Chile equity method investment for the three months ended June 30, 2015.

(c)	Transaction-related charges consisted of professional service fees related to business acquisition and divestiture activities.

(d)
Integration costs were primarily related to preparing existing facilities to meet new production requirements resulting from work transferring from closed plants, as well as other costs related to the integration of acquired companies.

(e)	Other restructuring charges were primarily from costs to maintain and exit closed facilities, as well as lease exit charges.

(2)
The equity in loss of unconsolidated entities includes the results of operations for investments in entities where Quad/Graphics has the ability to exert significant influence, but not control, which are accounted for using the equity method of accounting.

In addition to financial measures prepared in accordance with accounting principles generally accepted in the United States of America (GAAP), this earnings announcement also contains Non-GAAP financial measures, specifically EBITDA, EBITDA Margin, Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, Debt Leverage Ratio and Adjusted Diluted Earnings (Loss) Per Share. The Company believes that these Non-GAAP measures, when presented in conjunction with comparable GAAP measures, provide additional information for evaluating Quad/Graphics' performance and are important measures by which Quad/Graphics' management assesses the profitability and liquidity of its business. These Non-GAAP measures should be considered in addition to, not as a substitute for or superior to, net earnings (loss) as a measure of operating performance or to cash flows provided by operating activities as a measure of liquidity. These Non-GAAP measures may be different than Non-GAAP financial measures used by other companies.

QUAD/GRAPHICS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
EBITDA, EBITDA MARGIN, ADJUSTED EBITDA AND ADJUSTED EBITDA MARGIN
For the Six Months Ended June 30, 2016 and 2015
(in millions, except margin data)
(UNAUDITED)

	Six Months Ended June 30,
	2016	2015
Net loss	$(3.9)	$(80.3)
Interest expense	39.3	44.1
Income tax expense (benefit)	2.7	(4.8)
Depreciation and amortization	155.7	164.7
EBITDA (Non-GAAP)	$193.8	$123.7
EBITDA Margin (Non-GAAP)	9.3%	5.8%

Restructuring, impairment and transaction-related charges (1)	36.3	44.4
Goodwill impairment (2)	—	23.3
Gain on debt extinguishment (3)	(14.1)	—
Equity in loss of unconsolidated entities (4)	2.3	3.4
Adjusted EBITDA (Non-GAAP)	$218.3	$194.8
Adjusted EBITDA Margin (Non-GAAP)	10.5%	9.1%
______________________________

(1)	Operating results for the six months ended June 30, 2016 and 2015, were affected by the following restructuring, impairment and transaction-related charges:

	Six Months Ended June 30,
	2016	2015
Employee termination charges (a)	$6.6	$12.5
Impairment charges (b)	16.8	24.1
Transaction-related charges (c)	1.5	1.8
Courier termination fee (d)	—	(10.0)
Integration costs (e)	0.1	3.8
Other restructuring charges (f)	11.3	12.2
Restructuring, impairment and transaction-related charges	$36.3	$44.4
______________________________

(a)	Employee termination charges were related to workforce reductions through facility consolidations and involuntary separation programs.

(b)
Impairment charges were for certain property, plant and equipment no longer being utilized in production as a result of facility consolidations and, for the six months ended June 30, 2015, included charges related to the Argentina subsidiaries' restructuring proceedings and the Chile equity method investment.

(c)	Transaction-related charges consisted of professional service fees related to business acquisition and divestiture activities.

(d)
Quad/Graphics received $10.0 million from Courier Corporation ("Courier") during the six months ended June 30, 2015, as a result of the termination of the acquisition of Courier by Quad/Graphics. This non-recurring gain was excluded from the calculation of Adjusted EBITDA.

(e)
Integration costs were primarily related to preparing existing facilities to meet new production requirements resulting from work transferring from closed plants, as well as other costs related to the integration of acquired companies.

(f)	Other restructuring charges were primarily from costs to maintain and exit closed facilities, as well as lease exit charges.

(2)
A non-cash goodwill impairment charge of $23.3 million was recorded during the six months ended June 30, 2015, within the Latin America reporting unit in the International segment, triggered primarily by the Company's Argentina subsidiaries 2015 bankruptcy proceedings in Argentina.

(3)	The $14.1 million gain on debt extinguishment recorded during the six months ended June 30, 2016, primarily relates to the $56.5 million repurchase of unsecured 7.0% senior notes due May 1, 2022.

(4)
The equity in loss of unconsolidated entities includes the results of operations for investments in entities where Quad/Graphics has the ability to exert significant influence, but not control, which are accounted for using the equity method of accounting.

In addition to financial measures prepared in accordance with accounting principles generally accepted in the United States of America (GAAP), this earnings announcement also contains Non-GAAP financial measures, specifically EBITDA, EBITDA Margin, Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, Debt Leverage Ratio and Adjusted Diluted Earnings (Loss) Per Share. The Company believes that these Non-GAAP measures, when presented in conjunction with comparable GAAP measures, provide additional information for evaluating Quad/Graphics' performance and are important measures by which Quad/Graphics' management assesses the profitability and liquidity of its business. These Non-GAAP measures should be considered in addition to, not as a substitute for or superior to, net earnings (loss) as a measure of operating performance or to cash flows provided by operating activities as a measure of liquidity. These Non-GAAP measures may be different than Non-GAAP financial measures used by other companies.

QUAD/GRAPHICS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
FREE CASH FLOW
For the Six Months Ended June 30, 2016 and 2015
(in millions)
(UNAUDITED)

	Six Months Ended June 30,
	2016	2015
Net cash provided by operating activities	$219.6	$123.4

Less: purchases of property, plant and equipment	(40.6)	(83.3)

Free Cash Flow (Non-GAAP)	$179.0	$40.1

In addition to financial measures prepared in accordance with accounting principles generally accepted in the United States of America (GAAP), this earnings announcement also contains Non-GAAP financial measures, specifically EBITDA, EBITDA Margin, Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, Debt Leverage Ratio and Adjusted Diluted Earnings (Loss) Per Share. The Company believes that these Non-GAAP measures, when presented in conjunction with comparable GAAP measures, provide additional information for evaluating Quad/Graphics' performance and are important measures by which Quad/Graphics' management assesses the profitability and liquidity of its business. These Non-GAAP measures should be considered in addition to, not as a substitute for or superior to, net earnings (loss) as a measure of operating performance or to cash flows provided by operating activities as a measure of liquidity. These Non-GAAP measures may be different than Non-GAAP financial measures used by other companies.

QUAD/GRAPHICS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
DEBT LEVERAGE RATIO
As of June 30, 2016 and December 31, 2015
(in millions, except ratio)
(UNAUDITED)

	June 30, 2016		December 31, 2015
Total debt and capital lease obligations on the condensed consolidated balance sheets	$1,195.9		$1,349.3

Divided by: Trailing twelve months Adjusted EBITDA (Non-GAAP) (1)	492.0		468.5

Debt Leverage Ratio (Non-GAAP)	2.43	x	2.88	x
______________________________

(1)	The calculation of Adjusted EBITDA for the trailing twelve months ended June 30, 2016, and December 31, 2015, was as follows:

		Add	Subtract	Trailing Twelve Months Ended
	Year Ended	Six Months Ended
	December 31, 2015 (a)	June 30, 2016	June 30, 2015	June 30, 2016
Net loss	$(641.9)	$(3.9)	$(80.3)	$(565.5)
Interest expense	88.4	39.3	44.1	83.6
Income tax expense (benefit)	(282.8)	2.7	(4.8)	(275.3)
Depreciation and amortization	325.3	155.7	164.7	316.3
EBITDA (Non-GAAP)	$(511.0)	$193.8	$123.7	$(440.9)
Restructuring, impairment and transaction-related charges	164.9	36.3	44.4	156.8
Goodwill impairment	808.3	—	23.3	785.0
Gain on debt extinguishment	—	(14.1)	—	(14.1)
Equity in loss of unconsolidated entities	6.3	2.3	3.4	5.2
Adjusted EBITDA (Non-GAAP)	$468.5	$218.3	$194.8	$492.0
______________________________

(a)	Financial information for the year ended December 31, 2015, is included as reported in the Company's 2015 Annual Report on Form 10-K filed with the SEC on February 23, 2016.

In addition to financial measures prepared in accordance with accounting principles generally accepted in the United States of America (GAAP), this earnings announcement also contains Non-GAAP financial measures, specifically EBITDA, EBITDA Margin, Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, Debt Leverage Ratio and Adjusted Diluted Earnings (Loss) Per Share. The Company believes that these Non-GAAP measures, when presented in conjunction with comparable GAAP measures, provide additional information for evaluating Quad/Graphics' performance and are important measures by which Quad/Graphics' management assesses the profitability and liquidity of its business. These Non-GAAP measures should be considered in addition to, not as a substitute for or superior to, net earnings (loss) as a measure of operating performance or to cash flows provided by operating activities as a measure of liquidity. These Non-GAAP measures may be different than Non-GAAP financial measures used by other companies.

QUAD/GRAPHICS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
ADJUSTED DILUTED EARNINGS (LOSS) PER SHARE
For the Three Months Ended June 30, 2016 and 2015
(in millions, except per share data)
(UNAUDITED)

	Three Months Ended June 30,
	2016	2015
Loss before income taxes and equity in loss of unconsolidated entities	$(5.3)	$(47.4)

Restructuring, impairment and transaction-related charges	7.4	34.3
	2.1	(13.1)

Income tax expense (benefit) at 40% normalized tax rate	0.8	(5.2)
Adjusted net earnings (loss) (Non-GAAP)	$1.3	$(7.9)

Basic weighted average number of common shares outstanding	47.4	47.9
Plus: effect of dilutive equity incentive instruments (Non-GAAP)	1.7	—
Diluted weighted average number of common shares outstanding (Non-GAAP)	49.1	47.9

Adjusted Diluted Earnings (Loss) Per Share (Non-GAAP) (1)	$0.03	$(0.16)

Diluted Loss Per Share (GAAP)	$(0.16)	$(0.94)
Restructuring, impairment and transaction-related charges per share	0.15	0.72
Income tax expense (benefit) from condensed consolidated statement of operations per share	0.02	(0.08)
Income tax expense (benefit) at 40% normalized tax rate per share	(0.02)	0.11
Equity in loss of unconsolidated entities from condensed consolidated statement of operations per share	0.03	0.03
GAAP to Non-GAAP diluted impact per share	0.01	—
Adjusted Diluted Earnings (Loss) Per Share (Non-GAAP) (1)	$0.03	$(0.16)
______________________________

(1)
Adjusted Diluted Earnings (Loss) Per Share excludes the following: (i) restructuring, impairment and transaction-related charges; (ii) discrete income tax items; and (iii) equity in loss of unconsolidated entities.

In addition to financial measures prepared in accordance with accounting principles generally accepted in the United States of America (GAAP), this earnings announcement also contains Non-GAAP financial measures, specifically EBITDA, EBITDA Margin, Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, Debt Leverage Ratio and Adjusted Diluted Earnings (Loss) Per Share. The Company believes that these Non-GAAP measures, when presented in conjunction with comparable GAAP measures, provide additional information for evaluating Quad/Graphics' performance and are important measures by which Quad/Graphics' management assesses the profitability and liquidity of its business. These Non-GAAP measures should be considered in addition to, not as a substitute for or superior to, net earnings (loss) as a measure of operating performance or to cash flows provided by operating activities as a measure of liquidity. These Non-GAAP measures may be different than Non-GAAP financial measures used by other companies.

QUAD/GRAPHICS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
ADJUSTED DILUTED EARNINGS (LOSS) PER SHARE
For the Six Months Ended June 30, 2016 and 2015
(in millions, except per share data)
(UNAUDITED)

	Six Months Ended June 30,
	2016	2015
Earnings (loss) before income taxes and equity in loss of unconsolidated entities	$1.1	$(81.7)

Restructuring, impairment and transaction-related charges	36.3	44.4
Goodwill impairment	—	23.3
Gain on debt extinguishment	(14.1)	—
	23.3	(14.0)

Income tax expense (benefit) at 40% normalized tax rate	9.3	(5.6)
Adjusted net earnings (loss) (Non-GAAP)	$14.0	$(8.4)

Basic weighted average number of common shares outstanding	47.5	47.8
Plus: effect of dilutive equity incentive instruments (Non-GAAP)	1.1	—
Diluted weighted average number of common shares outstanding (Non-GAAP)	48.6	47.8

Adjusted Diluted Earnings (Loss) Per Share (Non-GAAP) (1)	$0.29	$(0.18)

Diluted Loss Per Share (GAAP)	$(0.08)	$(1.68)
Restructuring, impairment and transaction-related charges per share	0.75	0.93
Goodwill impairment per share	—	0.49
Gain on debt extinguishment per share	(0.29)	—
Income tax expense (benefit) from condensed consolidated statement of operations per share	0.05	(0.10)
Income tax expense (benefit) at 40% normalized tax rate per share	(0.19)	0.12
Equity in loss of unconsolidated entities from condensed consolidated statement of operations per share	0.05	0.07
GAAP to Non-GAAP diluted impact per share	—	(0.01)
Adjusted Diluted Earnings (Loss) Per Share (Non-GAAP) (1)	$0.29	$(0.18)
______________________________

(1)
Adjusted Diluted Earnings (Loss) Per Share excludes the following: (i) restructuring, impairment and transaction-related charges; (ii) non-cash goodwill impairment charges; (iii) gain on debt extinguishment; (iv) discrete income tax items; and (v) equity in loss of unconsolidated entities.

In addition to financial measures prepared in accordance with accounting principles generally accepted in the United States of America (GAAP), this earnings announcement also contains Non-GAAP financial measures, specifically EBITDA, EBITDA Margin, Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, Debt Leverage Ratio and Adjusted Diluted Earnings (Loss) Per Share. The Company believes that these Non-GAAP measures, when presented in conjunction with comparable GAAP measures, provide additional information for evaluating Quad/Graphics' performance and are important measures by which Quad/Graphics' management assesses the profitability and liquidity of its business. These Non-GAAP measures should be considered in addition to, not as a substitute for or superior to, net earnings (loss) as a measure of operating performance or to cash flows provided by operating activities as a measure of liquidity. These Non-GAAP measures may be different than Non-GAAP financial measures used by other companies.